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                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              BALLY'S GRAND, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: _______
         ___________________

     (2) Aggregate number of securities to which transaction applies: __________
         ___________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ____________
         ___________________

     (4) Proposed maximum aggregate value of transaction: ______________________

     (5) Total fee paid: _______________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: _______________________________________________

     (2) Form, Schedule or Registration Statement No.: _________________________

     (3) Filing Party: _________________________________________________________

     (4) Date Filed: ___________________________________________________________

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

                              BALLY'S GRAND, INC.

                         3645 LAS VEGAS BOULEVARD SOUTH
                            LAS VEGAS, NEVADA 89109

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD FEBRUARY 3, 1997

To Our Stockholders:

     The Annual Meeting of Stockholders of Bally's Grand, Inc. (the "Company") will be held at Bally's Las Vegas, 3645 Las Vegas Boulevard South, Las Vegas, Nevada 89109, on February 3, 1997 at 9:00 a.m. (local time) to consider and act upon the following matters which are more fully described in the accompanying Proxy Statement:

          1. The election of six directors to the Company's Board of Directors; and

          2. Such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record as of the close of business on December 12, 1996 will be entitled to notice of and to vote at the meeting and any adjournment thereof. The transfer books will not be closed.

     The Board of Directors of the Company desires to have the maximum representation at the meeting and respectfully requests that you date, execute and mail promptly the enclosed proxy card in the enclosed postage-paid envelope.

                                            By Order of the Board of Directors,

                                            David Arrajj, Secretary

Las Vegas, Nevada
January 10, 1997

                              BALLY'S GRAND, INC.

                         3645 LAS VEGAS BOULEVARD SOUTH
                            LAS VEGAS, NEVADA 89109

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 3, 1997

To Our Stockholders:

     This Proxy Statement is furnished to stockholders of Bally's Grand, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at 9:00 a.m. (local time) on February 3, 1997 (the "Annual Meeting"), at Bally's Las Vegas, Skyview Three, Twenty Sixth Floor, Main Tower, 3645 Las Vegas Boulevard South, Las Vegas, Nevada 89109 or at any postponements or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and the enclosed proxy card are first being sent to stockholders is January 10, 1997.

     The enclosed Proxy Statement and proxy is solicited on behalf of the Board of Directors of the Company. Any stockholder giving a proxy has the right to revoke it at any time prior to its exercise, either by delivering notice in writing to the Secretary of the Company or by appearing and voting in person at the Annual Meeting. Unless a contrary choice is indicated, all duly executed proxies received by the Company will be voted:

          1. For the election of the nominees for director; and

          2. In the discretion of the proxy holder with respect to such other business as may properly come before the meeting or any adjournment thereof.

     At the Annual Meeting, the results of stockholder voting will be tabulated by an inspector of elections appointed for the Annual Meeting.

                               VOTING SECURITIES

     Stockholders of record as of the close of business on December 12, 1996 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. On that date there were outstanding 8,441,590 shares of common stock, par value $0.01 per share ("Common Stock"). Each share of Common Stock is entitled to one vote on all matters to come before the Annual Meeting. Shares of Common Stock cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy. The presence, in person or by proxy, of a majority of stockholders is necessary to constitute a quorum at the Annual Meeting of Stockholders. The affirmative vote of holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to elect directors. Hilton Hotels Corporation ("Hilton"), as the successor to Bally Entertainment Corporation ("BEC"), is the beneficial owner of a majority of the issued and outstanding shares of Common Stock and has indicated that it intends to cause its shares to be voted for the election of the nominees for the Board of Directors.

                               CHANGE IN CONTROL

     On December 18, 1996, BEC was merged with and into Hilton pursuant to a merger agreement dated June 6, 1996, as amended (the "Merger"). Pursuant to the merger agreement between BEC and Hilton, Hilton issued 54,692,087 shares of its common stock and 14,832,300 shares of Hilton Preferred Redeemable Increased Dividend Equity Securities, 8% PRIDES, Convertible Preferred Stock to BEC's shareholders as consideration. As a result of the Merger, Hilton owned, directly and indirectly, approximately 85% of the issued and outstanding shares of Common Stock as of December 18, 1996.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, six directors are to be elected to serve until the next annual meeting of stockholders of the Company or until their successors have been duly elected and qualified. Set forth below are the names of, and certain information with respect to, the persons nominated by the Board of Directors for election as directors. It is intended that all duly executed proxies in the accompanying form will be voted for the election of such nominees (or such substitute nominees as provided below), unless such authorization has been withheld.

     Authority granted to the persons named in the proxy to vote for nominees is limited to the six nominees proposed by the Board of Directors and named below, and proxies cannot be voted for a greater number of persons than the number of nominees named. The Board of Directors is not aware that any of the nominees will be unavailable for service at the date of the meeting. If, for any reason, any of the nominees shall become unavailable for election, an event which is not presently anticipated, discretionary authority may be exercised by the persons named in the proxy to vote for substitute nominees proposed by the Board of Directors.

     Information with respect to the nominees for election to the Board of Directors, furnished in part by each such person, is as follows:

NAME, AGE AND POSITION WITH THE
  COMPANY OTHER THAN DIRECTOR                    OCCUPATION AND OTHER INFORMATION
--------------------------------    -----------------------------------------------------------
Arthur M. Goldberg, 54              Mr. Goldberg was elected Chairman of the Board of Directors
  Chairman of the Board of          of the Company in August 1992 and has been its Chief
  Directors and Chief Executive     Executive Officer since September 1992. Mr. Goldberg was
  Officer                           President of the Company from August 1992 through May 1994.
                                    Hilton, as successor to BEC, designated Mr. Goldberg as its nominee for the Board of Directors of the Company pursuant to its right under the management agreement dated August
                                    20, 1993 (the "Management Agreement") among the Company,
                                    BEC and Bally's Grand Management Co., Inc., a Nevada
                                    corporation (the "Manager") to nominate one member of the
                                    Company's Board of Directors, which nomination is submitted to stockholders for election. Mr. Goldberg has served as
                                    Chairman of the Board of Directors, President, Chief
                                    Executive Officer and Secretary of the Manager since
                                    September 1992; served as Chairman of the Board of
                                    Directors and Chief Executive Officer of BEC between
                                    October 1990 and December 1996; President of BEC between
                                    January 1993 and December 1996; and Chairman of the Board
                                    of Directors, President and Chief Executive Officer of
                                    Bally's Casino Holdings, Inc. (an indirect wholly-owned
                                    subsidiary of Hilton) since June 1993. In addition, Mr.
                                    Goldberg serves as Executive Vice President,
                                    President-Gaming Division and a director of Hilton,
                                    Chairman of the Board of Directors and Chief Executive
                                    Officer of GNOC, Corp. and Bally's Park Place, Inc. (both
                                    of which are subsidiaries of Hilton), Chairman of the Board of Bally Total Fitness Holding Corporation, as well as
                                    Chairman of the Board of Directors, President and Chief
                                    Executive Officer of Di Giorgio Corporation and a director of White Rose Foods, Inc. (food distributors) since
                                    February 1990. Mr. Goldberg is also a director of First
                                    Union Corporation (a financial services company) and
                                    Managing Partner of Arveron Investments L.P. (an investment partnership).

NAME, AGE AND POSITION WITH THE
  COMPANY OTHER THAN DIRECTOR                    OCCUPATION AND OTHER INFORMATION
--------------------------------    -----------------------------------------------------------
Jay Burnham, 34                     Mr. Burnham was elected a director of the Company in August
                                    1993. Mr. Burnham has been a Vice President of DDJ Capital
                                    Management, LLC (a diversified investment management firm)
                                    since March 1996. From January 1995 until March 1996, Mr.
                                    Burnham served as an investment advisor with Libra
                                    Investments (a diversified investment management firm).
                                    From June 1990 until he joined Libra, Mr. Burnham performed investment analyst management for Paul D. Sonz Partners (a diversified investment management firm). Mr. Burnham is
                                    also a director of Live Entertainment, Inc. (a distributor of motion pictures and home videos).

J. Kenneth Looloian, 74             Mr. Looloian was elected a director of the Company in
                                    October 1995. Mr. Looloian is an Executive Vice President
                                    of Di Giorgio Corporation, a former partner in Arveron
                                    Investments L.P. and a former Executive Vice President of
                                    International Controls Corporation. Mr. Looloian is also a director of Bally Total Fitness Holding Corporation,
                                    Bally's Casino Holdings, Inc., Bally's Park Place, Inc. and
                                    GNOC, Corp.

Darrell A. Luery, 56                Mr. Luery was elected a director of the Company in October
  President and                     1995. Mr. Luery has been President of the Company since May
  Chief Operating                   1994 and its Chief Operating Officer since September 1992.
  Officer                           Mr. Luery served as Senior Vice President of the Company
                                    from August 1989 through May 1994. Mr. Luery has served as
                                    President and Chief Operating Officer of Grand Resorts,
                                    Inc. since July 1990 and Senior Vice President and Chief
                                    Operating Officer of Grand Reservation Services, Inc. since
                                    July 1990. Mr. Luery is also a director of American Bank of
                                    Commerce.

Jack L. McDonald, 63                Mr. McDonald was elected a director of the Company in
                                    August 1993. Mr. McDonald has served as a director of Amre,
                                    Inc. (a home improvements company) since April 1992, a
                                    director of Triangle Pacific Inc. (a wood products company)
                                    since June 1992, a director of U.S. Homes, Inc. (a home
                                    building company) since June 1993 and a director of
                                    American Homestar Corporation (a mobile home manufacturer)
                                    since October 1994.

Nicholas H. Politan, Jr., 35        Mr. Politan was elected a director of the Company in
                                    October 1995. Mr. Politan has been Chief Financial Officer of Kenetech Corp. (a developer of energy systems) since
                                    April 1996. From April 1995 until March 1996, Mr. Politan
                                    served as Vice President of Kenetech Energy Systems, Inc.
                                    and from October 1992 until April 1995, Mr. Politan was
                                    Counsel for Kenetech Energy Systems, Inc. From September
                                    1986 until he joined Kenetech Energy Systems, Inc., Mr.
                                    Politan was an attorney with Heller, Ehrman, White and
                                    McAuliffe (a law firm). Mr. Politan is a Vice President of
                                    Kenetech Windpower, Inc., a wholly-owned subsidiary of
                                    Kenetech Corp. which filed for protection under Chapter 11 of the United States Bankruptcy Code in May 1996.

                       BENEFICIAL OWNERSHIP OF SECURITIES

     The following table sets forth information regarding the ownership of the Company's Common Stock and common stock of Hilton on December 18, 1996 by (i) beneficial owners known to the Company of more than five percent of the outstanding shares of Common Stock; (ii) each director, nominee to the Board of Directors and each Named Executive Officer (defined below); and (iii) directors and executive officers of the Company as a group. Information concerning beneficial holders of more than five percent of the outstanding shares of Hilton common stock was supplied by Hilton.

                                                                                   AMOUNT AND NATURE
                                                                                     OF BENEFICIAL
                                           AMOUNT AND NATURE OF                      OWNERSHIP OF
                NAME OF                    BENEFICIAL OWNERSHIP     PERCENT OF          HILTON           PERCENT OF
           BENEFICIAL OWNER                  OF COMMON STOCK        CLASS (1)        COMMON STOCK        CLASS (1)
---------------------------------------    --------------------     ----------     -----------------     ----------
Arthur M. Goldberg(2)                                                                   2,904,738            1.2%
Jerry A. Blumenshine
Jay Burnham
William D. Harrold                                     266                *                   100              *
J. Kenneth Looloian                                                                        10,000              *
Darrell A. Luery
Jack L. McDonald
Nicholas H. Politan, Jr.
Directors and executive officers
as a group (11 persons) (3)                            266                *             2,914,838            1.2%
BEA Associates (4)                                 619,899              7.3%
Hilton Hotels Corporation (5)                    7,153,238             84.7%
Barron Hilton (6)(7)                                                                   46,954,756           18.9%
Conrad N. Hilton Fund(7)                                                               16,498,736            6.6%
FMR Corp. (8)                                                                          24,351,348            9.8%

---------------
* Less than 1%

(1) Calculated on the basis of applicable rules of the Securities and Exchange Commission (the "Commission"), which require for purposes of calculating beneficial ownership that presently exercisable warrants or options to acquire shares of Common Stock and Hilton common stock (which include options that become exercisable within 60 days) held by the person for whom the calculation is made be treated as outstanding shares.

(2) Includes options to acquire 600,000 shares of Hilton common stock which Mr. Goldberg has the right to exercise.

(3) Mr. Contesse's employment with the Company terminated on June 3, 1996. Based on records available to the Company, it believes he owns no shares of Common Stock and owns no shares of Hilton common stock.

(4) BEA Associates ("BEA") is a New York corporation with a business address of 153 East 53rd Street, One Citicorp Center, New York, New York 10022. BEA, an investment advisor, owns 619,899 shares of Common Stock in discretionary accounts which it manages. BEA has sole dispositive power with respect to all 619,899 shares of Common Stock. Such information is derived from a
    Schedule 13G dated January 15, 1996 which was prepared by BEA pursuant to Commission regulations.

(5) Hilton is a Delaware corporation with a business address of 9336 Civic Center Drive, Beverly Hills, California 90210. Such number includes shares of Common Stock owned by Hilton indirectly through its wholly owned subsidiaries.

(6) Includes 24,000,000 shares of Hilton common stock owned by the Charitable Remainder Unitrust (the "Trust"), of which Mr. Hilton is sole Trustee. As Trustee, Mr. Hilton has the sole voting power with respect to, and is deemed to be the beneficial owner of, the 24,000,000 shares. The Trust will continue until the later of Mr. Hilton's death or May 8, 2009. By virtue of the foregoing and the other shares beneficially owned by Mr. Hilton, Mr. Hilton may be deemed to be in "control" of Hilton as such term is defined in the rules and regulations promulgated by the Commission.

(7) Mr. Hilton is one of the nine directors of the Conrad N. Hilton Fund (the "Fund"). Mr. Hilton disclaims beneficial ownership of the 16,498,736 shares of Hilton common stock owned by the Fund.

(8) FMR Corp. ("FMR") is a Massachusetts corporation with a business address of 82 Devonshire Street, Boston, Massachusetts 02109. The amount of Hilton common stock beneficially owned by FMR is reported on the basis of two
    Schedule 13Gs filed with the Commission under the Securities Exchange Act of 1934, as amended, which are dated May 9, 1996 with respect to shares of Hilton common stock and December 9, 1996 with respect to shares of BEC common stock held prior to the Merger. As reported in such Schedule 13Gs, wholly-owned subsidiaries of FMR beneficially own an aggregate of 24,318,148 shares of Hilton common stock and members of the family of Edward C. Johnson 3rd, Chairman of FMR, may be deemed, under the Investment Company Act of 1940, as amended, to form a controlling group with respect to FMR.

                 INFORMATION RELATING TO THE BOARD OF DIRECTORS
                      AND CERTAIN COMMITTEES OF THE BOARD

     The Board of Directors held two (2) meetings during 1995. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and all committees on which he served during 1995.

     The Board of Directors has an Audit Committee and a Compensation Committee. The general functions of such committees, the identity of each committee member and the number of committee meetings held by each committee during 1995, are set forth below.

AUDIT COMMITTEE

     The current members of the Audit Committee are Mr. Looloian and Mr. Politan. The general functions of the Audit Committee include reviewing the selection of the independent auditors with the Manager, evaluating the performance of the independent auditors and their fees for services, reviewing the scope of the annual audit with the independent auditors and the results of the audit with senior management of the Company and the independent auditors, and consulting with the Manager, senior management of the Company, internal auditors and the independent auditors as to the systems of internal accounting controls. The Audit Committee held two (2) meetings during 1995.

COMPENSATION COMMITTEE

     The current members of the Compensation Committee are Mr. McDonald and Mr. Burnham. The general functions of the Compensation Committee include reviewing the compensation arrangements for senior management of the Company and oversight of management development to ensure continuity of senior management. Under the terms of the Management Agreement, the Manager is responsible for all personnel decisions of the Company and has authority to determine compensation and other benefits with the exception of new pension and profit sharing plans. However, the Company's Board of Directors must approve any employment contracts or other arrangements for employees of the Company which involve more than $125,000 annual compensation, including salary and bonuses. The Compensation Committee held one (1) meeting during 1995.

COMPENSATION OF DIRECTORS

     Each director who is not an officer of the Company receives $20,000 per year, payable quarterly, as compensation for his service in such capacity and a $500 fee for each meeting attended, including meetings of any committees. Directors who are officers of the Company do not receive additional compensation for service as directors. In addition, the Company made payments to the members of the independent Special Committee of the Board of Directors constituted in connection with the approval of the sale of certain property to BEC. See "Certain Transactions with Affiliates and Management". The Chairman of the Special Committee, Mr. McDonald, received $35,000. The other members of the Special Committee, Messrs. Politan and Burnham, each received $15,000.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation paid by the Company to its Chief Executive Officer and the four other most highly compensated executive officers of the Company at the end of 1995 (the "Named Executive Officers") for services rendered in all capacities to the Company during the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION
                                             ANNUAL COMPENSATION                       AWARDS
                                    -------------------------------------   -----------------------------
                                                             OTHER ANNUAL     SECURITIES      RESTRICTED     ALL OTHER
                                                             COMPENSATION     UNDERLYING    STOCK AWARDS    COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR   SALARY ($)   BONUS ($)     ($) (1)      OPTIONS (#)(2)       ($)             ($)
---------------------------  ----   ----------   ---------   ------------   --------------   ------------   ------------
Arthur M. Goldberg (3)       1995
 Chairman of the Board of    1994
 Directors and Chief         1993                                                                             3,535,000(3)
 Executive Officer

Darrell A. Luery             1995     558,000     283,500                       25,000                           67,468(4)
 President and               1994     540,000     270,000                       75,000                           39,351
 Chief Operating Officer     1993     493,269     210,000                       30,000          921,625           4,947

Jerry A. Blumenshine         1995     184,231      56,000                        7,500                           26,082(5)
 Vice President and Chief    1994     183,654      75,000                       25,000                           22,909
 Financial Officer           1993     172,019      60,000                       10,000          391,375          82,386

Paul Contesse (6)            1995     198,077      80,000                        8,250                           27,294(7)
 Senior Vice President --    1994     187,115      75,000                       25,000                           22,565
 Hotel Operations            1993     172,596      50,000                       10,000          391,375           3,673

William D. Harrold           1995     217,885     103,500                        8,250                           26,505(8)
 Executive Vice President    1994     186,250      75,000                       25,000                           19,620
                             1993     167,308      50,000                       10,000          391,375           4,672

---------------
(1) Certain incidental personal benefits to executive officers of the Company may result from expenses incurred by the Company in the interest of attracting and retaining qualified personnel. These incidental personal benefits made available to executive officers during 1995 are not described herein because the incremental cost to the Company of such benefits is below the Commission disclosure threshold.

(2) Such amounts represent the number of shares of BEC common stock underlying options granted by BEC to each named executive officer.

(3) Mr. Goldberg was the Chairman of the Board of Directors, President and Chief Executive Officer of BEC. For serving in such capacities, Mr. Goldberg received from BEC in 1995, 1994 and 1993 aggregate compensation of $6,203,812, $3,530,285 and $3,486,997, respectively. Mr. Goldberg was also awarded non-qualified options to purchase 550,000 shares, 150,000 shares and 450,000 shares of BEC common stock during 1995, 1994 and 1993, respectively. BEC did not allocate the amount of any compensation paid to Mr. Goldberg as being compensation paid to Mr. Goldberg for services rendered to the Company. In connection with the services provided to the Company by the Manager under the Management Agreement, including the services of Mr. Goldberg, the Company pays the Manager an annual management fee of $3,000,000. See "Certain Transactions with Affiliates and Management." On August 20, 1993, Mr. Goldberg received an award of 280,000 shares of Common Stock pursuant to the Company's Incentive Stock Plan (as hereinafter defined). As of such date, the Common Stock had a fair market value of $12.625 per share. On December 13, 1993, Mr. Goldberg sold the shares to a wholly-owned subsidiary of BEC.

(4) This total includes (i) $5,082 paid to the Company's 401(k) plan and (ii) $62,386 matched by the Company for Mr. Luery's participation in the Bally Entertainment Corporation Management Retirement Savings Plan (the "Savings Plan"). See "Compensation of Executive Officers -- Retirement Savings Plan."

(5) This total includes (i) $5,082 paid to the Company's 401(k) plan and (ii) $21,000 matched by the Company for Mr. Blumenshine's participation in the Savings Plan.

(6) Mr. Contesse's employment with the Company terminated effective June 3,
    1996.

(7) This total includes (i) $5,082 paid to the Company's 401(k) plan and (ii) $22,212 matched by the Company for Mr. Contesse's participation in the Savings Plan.

(8) This total includes (i) $5,082 paid to the Company's 401(k) plan and (ii) $21,423 matched by the Company for Mr. Harrold's participation in the Savings Plan.

STOCK OPTION AND SAR GRANTS

     The following table sets forth certain information concerning grants by BEC of options to purchase BEC common stock made during 1995 to each of the Named Executive Officers pursuant to the 1989 Incentive Plan of BEC (the "Incentive Plan"). In connection with the Merger, all options to purchase BEC common stock were settled for an amount in cash equal to $28.425 per share less the exercise price per share. The "option settlement price" was determined based on a formula set forth in the agreement governing the Merger which was related to the consideration received by BEC stockholders for each share of BEC common stock they owned prior to the Merger.

                 BEC OPTION/SAR (1) GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS                             POTENTIAL REALIZABLE
                         --------------------------------------------------------------    VALUE AT ASSUMED ANNUAL
                          NUMBER OF           % OF TOTAL                                     RATES OF STOCK PRICE
                          SECURITIES           OPTIONS                                     APPRECIATION FOR OPTION
                          UNDERLYING     GRANTED TO EMPLOYEES    EXERCISE                          TERM(2)
                           OPTIONS        OF THE COMPANY IN       PRICE      EXPIRATION    ------------------------
          NAME           GRANTED(#)(3)       FISCAL YEAR         ($/SH.)(3)     DATE         5%($)         10%($)
-------------------------------------    --------------------    --------    ----------    ----------    ----------
Arthur M. Goldberg(4)....        --                --                 --            --             --            --
Darrel A. Luery..........    25,000              25.2%             11.05      12/12/05        173,732       440,271
Jerry A. Blumenshine.....     7,500               7.6%             11.05      12/12/05         52,150       132,081
Paul Contesse............     8,250               8.3%             11.05      12/12/05         57,332       145,290
William D. Harrold.......     8,250               8.3%             11.05      12/12/05         57,332       145,290

---------------

(1) There were no SARs granted in 1995 to any of the executive officers named in this table. In addition, the Incentive Plan was amended in 1995 to eliminate BEC's ability to issue SARs.

(2) The potential realizable values represented future opportunity at December 31, 1995 and have not been reduced to present value in 1995 dollars. The dollar amounts included in these columns are the result of calculations at assumed rates set by the Commission for illustration purposes. The potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of 5% and 10% over the full 10-year term of the options and do not reflect the results of the Merger. For example, in order for the individuals named above who received options with an exercise price of $11.05 per share to have realized the potential values set forth in the 5% and 10% columns in the table above, the price per share of BEC's common stock would have had to be approximately $18.00 and $28.66, respectively.

(3) Pursuant to the terms of BEC's stock option plans, BEC's Compensation and Stock Option Committee made an adjustment to the exercise price of all outstanding options in connection with the distribution of the shares of Bally Total Fitness Holding Corporation to BEC's stockholders in January 1996. The adjustment was equal to one quarter of the average closing price for the shares of Bally Total Fitness Holding Corporation for the first 20 days of trading, reflecting the distribution of one quarter of a share of Bally Total Fitness Holding Corporation for each share of BEC common stock. This adjustment resulted in a reduction of all exercise prices by $1.20 per share.

(4) Mr. Goldberg was the Chairman of the Board of Directors, President and Chief Executive Officer of BEC. For serving in such capacities, during 1995 BEC granted Mr. Goldberg options to purchase 500,000 shares of BEC common stock at an exercise price of $6.30 per share, which options expire on January 19, 2005, and 50,000 shares of BEC common stock at an exercise price of $11.05 per share, which options expire on December 12, 2005. The aggregate potential realizable value of such options at assumed annualized rates of stock price appreciation of 5% and 10% for the option term would be $2,328,482 and $5,900,832, respectively.

STOCK OPTION AND SAR EXERCISES

     The following table sets forth certain information concerning exercises of BEC stock options and SARs during 1995 by each of the Named Executive Officers and their stock options and SARs outstanding as of December 31, 1995. As described previously, all options to purchase BEC common stock were settled in connection with the Merger for an amount in cash equal to $28.425 per share less the exercise price per share.

            AGGREGATED BEC OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END OPTION/SAR VALUES(1)

                                                   NUMBER OF SECURITIES
                                                        UNDERLYING          VALUE OF UNEXERCISED
                                                        UNEXERCISED             IN-THE-MONEY
                                                       OPTIONS/SARS            OPTIONS/SARS AT
                                                   AT FISCAL YEAR-END(#)    FISCAL YEAR-END($)(3)
                           SHARES        VALUE     ---------------------    ---------------------
                        ACQUIRED ON    RECEIVED       EXERCISABLE(E)/          EXERCISABLE(E)/
          NAME          EXERCISE(#)     ($)(2)       UNEXERCISABLE(U)         UNEXERCISABLE(U)
------------------------------------   ---------   ---------------------    ---------------------
Arthur M. Goldberg(4)...
Darrell A. Luery........     None         --               55,001(E)               436,008(E)
                                                           84,999(U)               551,992(U)
Jerry A.
  Blumenshine(5)........    3,000       23,850             25,335(E)               130,241(E)
                                                           27,499(U)               181,534(U)
Paul Contesse...........     None         --               20,001(E)               164,216(E)
                                                           28,249(U)               183,747(U)
William D. Harrold......     None         --               20,001(E)               164,216(E)
                                                           28,249(U)               183,747(U)

---------------

(1) Pursuant to the terms of BEC's stock option plans, BEC's Compensation and Stock Option Committee made an adjustment to the exercise price of all outstanding options in connection with the distribution of the shares of Bally Total Fitness Holding Corporation to BEC's stockholders in January 1996. The adjustment was equal to one quarter of the average closing price for the shares of Bally Total Fitness Holding Corporation for the first 20 days of trading, reflecting the distribution of one quarter of a share of Bally Total Fitness Holding Corporation for each share of BEC common stock. This adjustment resulted in a reduction of all exercise prices by $1.20 per share.

(2) Value based on the closing price of BEC common stock as of May 12, 1995 (the exercise date) minus the exercise price.

(3) Value based on the closing price of BEC common stock as of December 31, 1995 ($14.00) minus the exercise or base price and does not reflect the results of the Merger.

(4) Mr. Goldberg had 2,650,000 unexercised shares under option at December 31, 1995 of which 1,850,001 were exercisable and 799,999 were unexercisable. The 1,850,001 exercisable option shares and 799,999 unexercisable option shares are valued at $22,020,008 and $5,678,742, respectively, based on the $14.00 closing price per share of BEC common stock as of December 31, 1995, minus the exercise or base price and does not reflect the results of the Merger. Those options included an award to purchase 500,000 shares of BEC common stock that could have been deemed stock appreciation rights at Mr. Goldberg's election.

(5) Such options included an award to purchase 8,334 shares of BEC common stock that could have been deemed stock appreciation rights at Mr. Blumenshine's election.

EMPLOYMENT ARRANGEMENTS

Mr. Luery

     The Company and Mr. Luery entered into an employment agreement dated June 5, 1995, for a term expiring April 30, 1998. The agreement provides for the payment of an annual base salary, subject to periodic review by the Manager, plus bonuses, payable at the discretion of the Manager. As of December 1, 1996,

Mr. Luery's annual base salary is $567,000. In the event that Mr. Luery voluntarily terminates the agreement or his employment is terminated by the Company for "cause", Mr. Luery will be subject to certain non-competition covenants for a period of one year following the termination of his employment. In the event a change in control of the Company occurs and Mr. Luery is asked to leave the employ of the Company, or, absent cause, Mr. Luery elects to terminate his employment because he has been constructively terminated, Mr. Luery will be entitled to receive a lump sum payment equal to the full amount of his then current base salary for the remainder of the term of his agreement or twenty-four (24) months, whichever is greater, and the greater of the average of the bonuses, if any, paid to Mr. Luery for the three (3) previous years or the bonus paid to Mr. Luery for the prior year, if any. If a change in control of the Company occurred on December 1, 1996 and Mr. Luery were asked to leave the employ of the Company or, absent cause, constructively terminated, he would be entitled to a payment of approximately $1,434,000 under his agreement. Additionally, if a change in control occurred on December 1, 1996 Mr. Luery could elect, at his option, to terminate the employment agreement and receive a lump sum of six (6) months salary or $283,500.

Mr. Blumenshine

     The Company and Mr. Blumenshine entered into an employment agreement dated December 1, 1992, that was subsequently amended on August 26, 1993, for a term expiring December 31, 1995. As of December 1, 1996, Mr. Blumenshine's annual base salary is $140,000.

Mr. Harrold

     The Company and Mr. Harrold entered into an employment agreement dated July 10, 1995, for a term expiring June 30, 1998. The agreement provides for the payment of an annual base salary, subject to periodic review by the Manager, plus bonuses, payable at the discretion of the Manager. As of December 1, 1996, Mr. Harrold's annual base salary is $260,000. In the event that Mr. Harrold voluntarily terminates the agreement or his employment is terminated by the Company for "cause", Mr. Harrold will be subject to certain non-competition covenants for a period of one year following the termination of his employment. In the event a change in control of the Company occurs and Mr. Harrold is asked to leave the employ of the Company, or, absent cause, Mr. Harrold elects to terminate his employment because he has been constructively terminated, Mr. Harrold will be entitled to receive a lump sum payment equal to the full amount of his then current base salary for the remainder of the term of his agreement or for twenty-four (24) months, whichever is greater, and the greater of the average of the bonuses, if any, paid to Mr. Harrold for the three (3) previous years or the bonus paid to Mr. Harrold for the prior year, if any. If a change in control of the Company occurred on December 1, 1996 and Mr. Harrold were asked to leave the employ of the Company or, absent cause, constructively terminated, he would be entitled to payment of approximately $670,000 under his agreement.

RETIREMENT SAVINGS PLAN

     The Savings Plan, adopted by BEC on September 7, 1994, is a deferred compensation plan designed to permit a select group of management or highly compensated employees to enhance the security of themselves and their beneficiaries following retirement or other termination of their employment. The Savings Plan is intended to be an "employee pension benefit plan" under the Employee Retirement Income Security Act of 1974, as amended, and is unfunded and maintained by BEC. The Savings Plan is not intended to be qualified under the Internal Revenue Code of 1986, as amended. The Board of Directors of BEC, in its sole discretion, designates those members of management or highly compensated employees who are eligible to participate in the Savings Plan.

     During the first half of 1995, the Company provided a matching contribution as follows: 100% of the first 10% of eligible compensation the participant defers, 50% of the second 10% of eligible compensation the participant defers and 0% thereafter. Effective July 1, 1995, the Savings Plan was amended so that the Company provides a matching contribution of 50% of the first 15% of eligible compensation the participant defers and 0% thereafter. Matching contributions are credited to a participant's matching account and become vested as follows: after one but less than two Years of Deferral they become 33 1/3% vested, after two but less than three Years of Deferral they become 66 2/3% vested, and after more than three Years of Deferral they become fully vested. For this purpose, a "Year of Deferral" is credited with respect to a matching contribution for each completed calendar year commencing after the calendar year for which the matching contribution was made. A participant generally may elect to receive his benefits under the Savings Plan in a lump sum or in installments over a period of no more than ten years. As soon as possible (but not later than five business days) after a change in control of BEC, as defined in the Savings Plan, all of the participants' accounts will become 100% vested.

     For 1995, the Company contributed cash of $258,113 to the accounts of participants in the Savings Plan, of which $142,333 was allocated to the accounts of all executive officers as a group. Amounts allocated to each of the Named Executive Officers are as follows: Mr. Luery $62,386, Mr. Blumenshine $21,000, Mr. Contesse $22,212 and Mr. Harrold $21,423.

INCENTIVE STOCK AWARDS

     In accordance with the Company's Chapter 11 Plan of Reorganization, on August 20, 1993, the Company established the Bally's Grand, Inc. 1993 Incentive Stock Plan, pursuant to which 600,000 shares of its Common Stock were made available for award to its officers actively involved in its management or operations (the "Incentive Stock Plan"). The Incentive Stock Plan generally provides for grants of stock awards to participants for no consideration which may or may not be subject to restrictions.

     Pursuant to the Chapter 11 Plan and the Management Agreement, the Manager is responsible for the administration of the Incentive Stock Plan and has authority, in its sole discretion, to determine which officers of the Company will participate in the Incentive Stock Plan, any individual or corporate performance goals applicable to a participant, which participants will be awarded shares, the date on which awards will be made, the number of shares to be awarded, if any, and all other terms of the awards, which need not be the same for all participants. Subject to the express provisions of the Incentive Stock Plan, the Manager also has the authority, in its sole discretion, to construe, amend and rescind the rules and regulations relating to the Incentive Stock Plan, and to make all other determinations necessary or advisable for administering the Incentive Stock Plan.

     The following table sets forth certain information with respect to awards granted under the Incentive Stock Plan to each of the Named Executive Officers:

                                                              NUMBER OF SHARES OF
                                                                 COMMON STOCK
                                                                AWARDED (ALL IN
            NAME                                                     1993)
            ----                                              -------------------
            Arthur M. Goldberg..............................        280,000
            Darrell A. Luery................................         73,000
            Jerry A. Blumenshine............................         31,000
            Paul Contesse...................................         31,000
            William D. Harrold..............................         31,000

     The Company, the Manager and each participant in the Incentive Stock Plan entered into individual stock award agreements which set forth the specific terms and conditions applicable to such participant's stock award. The stock award agreement entered into with Mr. Goldberg provided that the shares awarded to him were not subject to restrictions. During 1993, Mr. Goldberg sold the 280,000 shares of Common Stock awarded to him to a wholly owned subsidiary of BEC. The stock award agreements entered into with the four other persons listed above contained substantially identical terms. These stock award agreements provided for a grant of shares of Common Stock subject to certain restrictions and subject to forfeiture if the participant's employment with the Company was terminated before the restrictions lapsed. The restrictions applicable to the shares awarded automatically lapsed as to approximately one-third of the number of shares awarded on each of December 31, 1993, 1994 and 1995. On January 12, 1994, December 31, 1994 and December 29, 1995, the Company purchased from participants in the Incentive Stock Plan 98,150 shares, 82,025 shares and

76,900 shares, respectively, of Common Stock at prices of $12.625 per share, $11.00 per share and $16.00 per share, respectively. Such shares are held by the Company as treasury stock.

     As of December 18, 1996, 42,925 shares of Common Stock were available for future award pursuant to the Incentive Stock Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Burnham and Mr. McDonald were members of the Compensation Committee during 1995. Neither Mr. Burnham nor Mr. McDonald have interlocking relationships with third parties which might be considered conflicts of interest based on their membership of the Company's Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     In connection with the Management Agreement, the role of the Board of Directors includes the approval of compensation determinations made by the Manager which involves more than $125,000 (including salary and bonus). The Manager and the Board of Directors each believe that the growth of the Las Vegas casino market has made the recruitment and retention of top casino executives highly competitive. Consequently, the Manager and the Board of Directors believe that the payment of significant base salaries to key personnel is very important to the Company's ability to retain these employees.

     In reviewing the bonuses approved by the Manager, the Board of Directors considered the Company's prime strategic goals and the qualitative factors which contributed to their achievement. The Company's prime strategic goal was, and is, to maximize shareholder value by generating increased operating income on a consistent and sustainable basis. This goal was largely accomplished in 1995 (during a period when neither the Manager nor the Board of Directors expected to increase market share) by the Company establishing a competitive uniqueness geared toward those segments of the market the Company believes it is best equipped to handle and that are most profitable. The Company's positioning was achieved through changes to operations which were implemented by senior management. In that regard, the qualitative factors that the Manager and the Board of Directors recognized were managerial vision, decision-making acumen, effectiveness, teamwork and the results obtained by senior management.

PERFORMANCE GRAPH

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                   FROM AUGUST 1, 1994 TO DECEMBER 31, 1995*
                     BALLY'S GRAND, INC., S&P 500 INDEX AND
                     DOW JONES CASINO INDUSTRY GROUP INDEX

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)            BALLY'S GRAND         DJ CASINO            S&P 500
8/1/94                                             100                 100                 100
12/31/94                                            97                 109                 101
12/31/95                                           142                 144                 139

-------------

* Assumes $100 invested on August 1, 1994 in Bally's Grand, Inc. Common Stock, the S&P 500 Index and the Dow Jones Casino Industry Group Index. Bally's Grand, Inc. Common Stock was first listed for trading on August 1, 1994. Total return assumes reinvestment of dividends.

              CERTAIN TRANSACTIONS WITH AFFILIATES AND MANAGEMENT

     Pursuant to the Management Agreement, the Manager provides certain management and administrative services to the Company and BEC licenses, on a non-exclusive basis, the use of the "Bally" name and certain computer software to the Company for an annual fee of $3,000,000 payable in monthly installments. The initial term of the Management Agreement is ten years. The Management Agreement will be automatically renewed from year to year unless notice of intent not to renew is given at least six months prior to the expiration of the initial term or any subsequent term or in the event that Bally's Las Vegas is sold. Property, general liability and other insurance coverage has been obtained by BEC for the Company. BEC paid insurance premiums for itself, its subsidiaries and the Company and allocated these premiums among those parties. In 1995, the Company paid approximately $1,173,000 to BEC for allocated insurance premiums. In addition, BEC leased an airplane which was used for the business of BEC, its subsidiaries and the Company and allocated the cost of the airplane based upon usage. In 1995, the Company paid approximately $121,000 for allocated airplane usage costs.

     Pursuant to the terms of the Management Agreement, Hilton has the right to nominate one of the six members of the Company's Board of Directors and a member to any of the committees thereof, provided such nominee is reasonably acceptable to the Company. The Company is required to submit the name of Hilton's nominee to the Company's stockholders for election, subject to the exercise of the fiduciary duties of the Company's Board of Directors. Hilton has designated Mr. Goldberg as its nominee to serve on the Board of Directors of the Company.

     Under the terms of the Management Agreement, the Manager is responsible for all personnel decisions of the Company and has the authority to determine compensation and other benefits with the exception of new pension and profit sharing plans. However, the Company's Board of Directors must approve any employment contracts or other arrangements for employees of the Company which involve more than $125,000 annual compensation, including salary and bonuses.

     Beginning on March 21, 1995, when BEC's ownership percentage of outstanding Common Stock reached 80%, taxable income or loss of the Company has been included in the consolidated federal income tax return of BEC. Under a tax sharing arrangement between the Company and BEC, income taxes are allocated to the Company based on amounts the Company would pay or receive if it filed a separate consolidated federal income tax return. Payments to BEC for tax liabilities are due at such time and in such amounts as payments would be required to be made to the Internal Revenue Service. Payments from BEC for tax benefits are due at the time BEC files the applicable consolidated federal income tax return.

     On December 29, 1995, the Company purchased 76,900 shares of Common Stock for $16.00 per share from participants in the Incentive Stock Plan, which included purchases from the Named Executive Officers as follows: 24,300 shares from Mr. Luery, 10,300 shares from Mr. Blumenshine, 10,300 shares from Mr. Contesse, and 10,300 shares from Mr. Harrold. See "Compensation of Executive Officers -- Incentive Stock Awards."

     On May 10, 1995, the Company made a payment of $250,000 to Arveron Investments L.P., of which Mr. Goldberg is Managing Partner, as compensation for consulting services provided in connection with the Company's investments in publicly-traded securities and certain repurchases of Common Stock.

     In August 1996, the Company sold Paris Casino Corp. (an indirect wholly owned subsidiary that owns 24 acres of land next to Bally's Las Vegas upon which the Paris Casino-Resort is planned to be developed) to BEC for consideration having an aggregate value of $57,500,000 ($17,500,000 in cash and 1,457,195 shares of BEC common stock which were converted into 1,457,195 shares of Hilton common stock in the Merger). In addition, BEC reimbursed the Company for Paris Casino-Resort development costs incurred to date and certain transaction-related costs, and granted the Company certain operating considerations pursuant to a shared facilities agreement. The transaction was negotiated and approved by an independent Special Committee of the Board of Directors of the Company consisting of Mr. McDonald, Mr. Politan and Mr. Burnham. The Special Committee retained independent legal counsel and financial advisors in connection with the evaluation and negotiation of the transaction.

                                    AUDITORS

     The Company's independent auditors for 1995 were Ernst & Young LLP. In connection with the Merger, the Manager recommended the Company engage Arthur Andersen LLP (Hilton's independent auditors) so as to provide uniformity in certifying public accountants. On December 31, 1996, after review by the Audit Committee of the Company, the Board of Directors of the Company unanimously approved the engagement of Arthur Andersen LLP as its independent auditors for the fiscal year ending December 31, 1996 to replace the firm of Ernst & Young LLP, who were dismissed as auditors of the Company on that date.

     The reports of Ernst & Young LLP on the Company's financial statements for each of the two fiscal years ended December 31, 1995 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1995 and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report. Neither representatives of Ernst & Young LLP or Arthur Andersen LLP will be present at the meeting.

                                   LITIGATION

     Two derivative actions purportedly brought on behalf of the Company against its directors and BEC, one commenced in October 1995 and the other in September 1996, were consolidated under the caption In re: Bally's Grand Derivative Litigation in the Court of Chancery of the State of Delaware, in and for New Castle County. The consolidated complaint alleges breaches of fiduciary duty and waste of corporate assets in connection with certain actions including the sale by the Company to BEC of the capital stock of Paris Casino Corp. (the "Paris Transaction"), alleged improper delegation of duties by the Company's Board of Directors by virtue of the Management Agreement, the Manager's designation pursuant to the Management Agreement of recipients awarded Common Stock pursuant to the Incentive Stock Plan, purchases of Common Stock by the Company and BEC, and a consulting agreement entered into by the Company with Arveron Investments L.P. in connection with the Company's investments in publicly-traded securities and certain repurchases of Common Stock. The plaintiffs seek, among other things: (i) rescission of the Paris Transaction, (ii) a declaration that the Management Agreement is unlawful, (iii) an accounting of damages to the Company and profits to defendants as a result of the transactions complained of, (iv) an accounting for purchases of Common Stock by the Company and BEC, and (v) costs and expenses including reasonable attorneys' fees. A third derivative action purportedly brought on behalf of the Company against its directors, BEC, the Manager and Hilton was commenced in November 1996 under the caption Tower Investment Group, Inc., et al. v. Bally's Grand, Inc., et al. in the Court of Chancery of the State of Delaware, in and for New Castle County. The complaint alleges breach of fiduciary duty and waste of corporate assets by the Company's directors and BEC in connection with the Paris Transaction, aiding and abetting by Hilton of the breaches of fiduciary duty and waste by the Company's directors and BEC, fraud, willful misconduct or gross negligence by BEC and the Manager in connection with the Management Agreement, breach of fiduciary duty by the Company's directors in connection with purchases of Common Stock by BEC while in possession of material inside information concerning the Company's earnings, breach of fiduciary duty by BEC in connection with alleged threats to abuse its controlling interest in the Company, and violation by the Company's directors and BEC of Section 203 of the Delaware General Corporation Law in connection with the Paris Transaction. The plaintiffs seek, among other things: (i) rescission of the Paris Transaction, (ii) termination of the Management Agreement, (iii) appointment of a custodian to manage the Company's affairs,
(iv) compensatory damages, (v) an order enjoining BEC and Hilton from conveying the Paris Casino-Resort, (vi) disgorgement by BEC and Hilton of the profits of the Paris Casino-Resort, (vii) disgorgement by Arthur M. Goldberg of all payments, warrants and interests received in connection with the Merger, and
(viii) disgorgement by BEC of profits earned from any transactions in shares of the Common Stock based upon material inside information. This action has been consolidated with the original consolidated action under the caption In re:
Bally's Grand, Inc. Shareholders Litigation. The defendants believe the complaints are without merit.

                                 OTHER BUSINESS

     Management knows of no other business to be presented for action at the meeting. If other matters properly come before the meeting or any adjournment thereof, the persons named as proxies will vote upon them in accordance with their best judgment.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company is required to identify any director, officer, beneficial owner of more than ten percent of Common Stock or any other person subject to Section 16 of the Exchange Act that failed to file on a timely basis, as disclosed in their forms, reports required by Section 16(a) of the Exchange Act. Based on a review of forms submitted to the Company, the Company believes all forms were timely filed.

                            EXPENSE OF SOLICITATION

     The cost of this solicitation will be borne by the Company. In addition to the use of the mail, proxy solicitation may be made by telephone, telegraph and personal interviews by regular employees of the Company.

               STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

     The 1997 Annual Meeting of Stockholders is expected to be held in October of 1997. Accordingly, the date by which stockholder proposals for inclusion in the proxy materials relating to the next Annual Meeting of Stockholders must be received by the Company at its principal executive offices, Attention David Arrajj, Secretary, Bally's Grand, Inc., 3645 Las Vegas Boulevard South, Las Vegas, Nevada 89109, is June 30, 1997.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report on Form 10-K for 1995, which contains the consolidated financial statements of the Company, was previously sent to stockholders. The Company will provide to any stockholder as of the record date, who so requests in writing, copies of its Annual Report on Form 10-K, and, if specifically requested, the exhibits thereto. Requests for such copies should be directed to David Arrajj, Secretary, Bally's Grand, Inc., 3645 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

                                          By Order of the Board of Directors,

                                          David Arrajj, Secretary

Las Vegas, Nevada
January 10, 1997

                           PLEASE DATE AND SIGN YOUR

                       PROXY CARD AND RETURN IT PROMPTLY

                      USING THE ENCLOSED RETURN ENVELOPE.

--------------------------------------------------------------------------------

PROXY                       BALLY'S GRAND, INC.
            3645 Las Vegas Boulevard South, Las Vegas, Nevada 89109

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned appoints David Arrajj and Jerry A. Blumenshine, or either of them, proxies of the undersigned with full power of substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders to be held on February 3, 1997, at 9:00 a.m. (local time), at Bally's Las Vegas, 3645 Las Vegas Boulevard South, Las Vegas, Nevada 89109, or at any adjournments thereof.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL NUMBER
(1).

    (1) Election of Directors of Bally's Grand, Inc.


        [ ] FOR the nominees listed below               [ ] WITHHOLD AUTHORITY
            (except as marked to the contrary below)        to vote for the nominees listed below



    ARTHUR M. GOLDBERG, JAY BURNHAM, J. KENNETH LOOLOIAN, DARRELL A. LUERY,
                 JACK L. MCDONALD AND NICHOLAS H. POLITAN, JR.

         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                       WRITE THAT NOMINEE'S NAME ON THE LINE BELOW.)
         -----------------------------------------------------------------------

    (2) In their discretion on all other matters that may properly come before the meeting.

                          (Continued and to be signed and dated on reverse side)

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


(Continued from other side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NUMBER (1).

PLEASE DATE, SIGN EXACTLY AS NAME APPEARS BELOW, AND RETURN THIS PROXY IN THE ENCLOSED POSTPAID ENVELOPE.

                                                    Dated: ______________, 1997

                                                    ----------------------------
                                                             Signature

                                                    ----------------------------
                                                     Signature if held jointly

                                                    (If signing as attorney,
                                                    administrator, executor,
                                                    trustee, guardian, etc.,
                                                    please add your title as
                                                    such.)

                                                    No additional postage need
                                                    be affixed to the enclosed
                                                    envelope if mailed in the
                                                    United States. Your prompt
                                                    attention will be of
                                                    assistance.

--------------------------------------------------------------------------------